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                                                                    EXHIBIT 23.1


CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-90946, 333-07561, 333-07565, 333-44998,
333-53769, 333-64830, 333-64838 and 333-77031), and in the Registration
Statements on Form S-3 (Nos. 333-32168, 333-32180, 333-45636, 333-65462 and
333-72628), of Sapient Corporation of our report dated January 29, 2004, except for the third paragraph in Note 11, for which the date is March 11, 2004, relating to the financial statements, which appears in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2004